EXHIBIT 99.1 OFFICERS’  CERTIFICATION

Pursuant to 18 U.S.C. 63 § 1350, the Chief Executive Officer and the Chief Financial Officer of Austins Steaks & Saloon, Inc. (the “Company”), hereby certify that the Form 10-Q for the period ended June 30, 2002 and the financial statements contained therein, fully comply with the requirements of Sections 139a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the company.

/s/ Victor F. Foti
Victor F. Foti, Chief Executive Officer

/s/ Robyn Mabe
Robyn Mabe, Chief Financial Officer